EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - in millions, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013

OPERATING REVENUES:
Gas Utility	$443.6	$315.9
Electric utility	163.0	149.5
Nonutility	190.2	235.2
Total operating revenues	796.8	700.6

OPERATING EXPENSES:
Cost of gas sold	270.9	157.2
Cost of fuel and purchased power	57.0	50.2
Cost of nonutility revenues	67.7	86.4
Other operating	207.6	215.6
Depreciation and amortization	73.8	66.2
Taxes other than income taxes	20.8	18.2
Total operating expenses	697.8	593.8

OPERATING INCOME	99.0	106.8

OTHER INCOME (EXPENSE):
Equity in (losses) of unconsolidated affiliates	(0.1)	(6.7)
Other income - net	4.3	2.9
Total other income (expense)	4.2	(3.8)

INTEREST EXPENSE	22.1	23.5

INCOME BEFORE INCOME TAXES	81.1	79.5

INCOME TAXES	29.9	29.7

NET INCOME	$51.2	$49.8

AVERAGE COMMON SHARES OUTSTANDING	82.4	82.2
DILUTED COMMON SHARES OUTSTANDING	82.5	82.3

EARNINGS PER SHARE OF COMMON STOCK
BASIC	$0.62	$0.61

DILUTED	$0.62	$0.61

EXHIBIT 99.2

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - in millions)

	Three Months Ended
	March 31,
	2014	2013

OPERATING REVENUES:
Gas utility	$443.6	$315.9
Electric utility	163.0	149.5
Other	—	0.1
Total operating revenues	606.6	465.5

OPERATING EXPENSES:
Cost of gas sold	270.9	157.2
Cost of fuel and purchased power	57.0	50.2
Other operating	98.3	86.8
Depreciation and amortization	49.9	48.4
Taxes other than income taxes	20.1	17.5
Total operating expenses	496.2	360.1

OPERATING INCOME	110.4	105.4

OTHER INCOME - NET	3.9	1.8

INTEREST EXPENSE	16.7	17.9

INCOME BEFORE INCOME TAXES	97.6	89.3

INCOME TAXES	36.3	34.2

NET INCOME	$61.3	$55.1

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited - in millions)
	As of
	March 31,	December 31,
	2014	2013

ASSETS
Current Assets
Cash & cash equivalents	$54.5	$21.5
Accounts receivable - less reserves of $8.2 &
$6.8, respectively	272.4	259.2
Accrued unbilled revenues	123.4	134.2
Inventories	105.3	134.4
Recoverable fuel & natural gas costs	27.1	5.5
Prepayments & other current assets	30.0	75.6
Total current assets	612.7	630.4

Utility Plant
Original cost	5,438.9	5,389.6
Less: accumulated depreciation & amortization	2,198.8	2,165.3
Net utility plant	3,240.1	3,224.3

Investments in unconsolidated affiliates	23.9	24.0
Other utility & corporate investments	38.2	38.1
Other nonutility investments	34.0	33.8
Nonutility plant - net	655.5	657.2
Goodwill - net	262.3	262.3
Regulatory assets	171.6	193.4
Other assets	37.5	39.1
TOTAL ASSETS	$5,075.8	$5,102.6

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$206.9	$227.2
Refundable fuel & natural gas costs	—	2.6
Accrued liabilities	201.4	182.1
Short-term borrowings	54.2	68.6
Current maturities of long-term debt	5.0	30.0
Total current liabilities	467.5	510.5

Long-term Debt - Net of Current Maturities	1,772.2	1,777.1

Deferred Credits & Other Liabilities
Deferred income taxes	698.8	707.4
Regulatory liabilities	393.4	387.3
Deferred credits & other liabilities	166.3	166.0
Total deferred credits & other liabilities	1,258.5	1,260.7

Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
82.5 and 82.4 shares, respectively	711.1	709.3
Retained earnings	867.2	845.7
Accumulated other comprehensive (loss)	(0.7)	(0.7)
Total common shareholders' equity	1,577.6	1,554.3
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$5,075.8	$5,102.6

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)

	Three Months Ended
	March 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$51.2	$49.8
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	73.8	66.2
Deferred income taxes & investment tax credits	5.7	14.2
Equity in losses of unconsolidated affiliates	0.1	6.7
Provision for uncollectible accounts	2.3	2.4
Expense portion of pension & postretirement benefit cost	1.0	2.2
Other non-cash charges - net	2.9	3.5
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenues	(4.9)	(30.5)
Inventories	29.1	35.1
Recoverable/refundable fuel & natural gas costs	(24.2)	15.1
Prepayments & other current assets	38.4	31.3
Accounts payable, including to affiliated companies	(20.0)	(16.2)
Accrued liabilities	19.2	3.0
Employer contributions to pension & postretirement plans	(0.9)	(3.4)
Changes in noncurrent assets & investments	9.1	5.0
Changes in noncurrent liabilities	(0.8)	1.1
Net cash provided by operating activities	182.0	185.5

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from:
Dividend reinvestment plan & other common stock issuances	1.7	2.3
Requirements for:
Dividends on common stock	(29.7)	(29.2)
Retirement of long-term debt	(30.0)	(0.4)
Net change in short-term borrowings	(14.4)	(85.2)
Net cash used in financing activities	(72.4)	(112.5)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from:
Other collections	1.1	0.3
Requirements for:
Capital expenditures, excluding AFUDC equity	(77.7)	(80.4)
Other Investments	—	(0.3)
Net cash used in investing activities	(76.6)	(80.4)

Net change in cash & cash equivalents	33.0	(7.4)
Cash & cash equivalents at beginning of period	21.5	19.5
Cash & cash equivalents at end of period	$54.5	$12.1

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(Unaudited - in millions, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013

REPORTED EARNINGS:
Utility Group
Gas Utility Services	$38.3	$38.1
Electric Utility Services	19.3	14.6
Other Operations	3.7	2.4
Total Utility Group	61.3	55.1

Nonutility Group
Infrastructure Services	(5.3)	6.9
Energy Services	(3.0)	(1.4)
Coal Mining	(1.1)	(6.0)
Other Businesses	(0.3)	(0.3)
Nonutility Group, excluding ProLiance (*)	(9.7)	(0.8)

Corporate and Other	(0.4)	0.1

Vectren Consolidated, excluding ProLiance (*)	$51.2	$54.4

ProLiance	—	(4.6)

Vectren Consolidated	$51.2	$49.8

EARNINGS PER SHARE:
Utility Group	$0.74	$0.67
Nonutility Group, excluding ProLiance (*)	(0.12)	(0.01)
Corporate and Other	—	—

EPS, excluding ProLiance (*)	$0.62	$0.66

ProLiance	—	(0.05)

Reported EPS	$0.62	$0.61

(*) Excludes ProLiance in 2013

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

GAS UTILITY (Millions):
Residential Margin	$92.9	$91.5
Commercial Margin	30.3	29.0
Industrial Margin	18.8	17.3
Other Margin	3.6	3.0
Regulatory Expense Recovery Mechanisms	27.1	17.9
Total Gas Utility Margin	172.7	158.7
Cost of Gas Sold	270.9	157.2
Total Gas Utility Revenue	$443.6	$315.9

GAS SOLD & TRANSPORTED (MMDth):
Residential	45.7	38.6
Commercial	19.9	16.5
Industrial	36.0	31.0
	101.6	86.1

AVERAGE GAS CUSTOMERS
Residential	921,285	913,395
Commercial	85,496	84,970
Industrial	1,690	1,675
	1,008,471	1,000,040

YTD WEATHER AS A PERCENT OF NORMAL:
Heating Degree Days (Ohio)	122%	107%

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

ELECTRIC UTILITY (Millions):
Residential Margin	$39.1	$36.3
Commercial Margin	25.2	24.4
Industrial Margin	26.0	26.1
Other Margin	0.9	0.8
Regulatory Expense Recovery Mechanisms	4.8	2.5
Wholesale and Transmission	10.0	9.2
Total Electric Utility Margin	106.0	99.3
Cost of Fuel & Purchased Power	57.0	50.2
Total Electric Utility Revenue	$163.0	$149.5

ELECTRICITY SOLD (GWh):
Residential	412.0	372.2
Commercial	307.1	299.1
Industrial	660.1	659.3
Other Sales - Street Lighting	6.0	5.8
Total Retail	1,385.2	1,336.4
Wholesale	246.1	76.4
	1,631.3	1,412.8

AVERAGE ELECTRIC CUSTOMERS
Residential	124,448	123,708
Commercial	18,420	18,354
Industrial	117	115
Other	37	36
	143,022	142,213

YTD WEATHER AS A PERCENT OF NORMAL:
Cooling Degree Days (Indiana)	N/A	N/A
Heating Degree Days (Indiana)	115%	101%